UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2014
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2014, the Board of Directors of Washington Federal, Inc., parent company of Washington Federal, announced the appointments of Brent Beardall, age 43, to Executive Vice President and Chief Banking Officer and Diane Kelleher, age 54, to Senior Vice President and Chief Financial Officer.

In his new role, Mr. Beardall will direct all client-facing activities, including commercial real estate lending, retail banking, commercial and industrial lending, treasury management services and capital markets. Mr. Beardall joined Washington Federal in 2001 as Controller and he has served as the company’s Chief Financial Officer since October 2003. He began his career as a Certified Public Accountant with Deloitte & Touche. He holds an undergraduate degree in accounting, along with an MA in Professional Accounting, from Brigham Young University, and recently completed the Stanford University Executive Program.

Diane Kelleher joined Washington Federal in 2010 as Vice President and Treasurer. She subsequently served as Senior Vice President of Enterprise Risk Management, and she became the Controller last year. Ms. Kelleher has 30 years of experience in the financial services industry with companies such as Safeco, Washington Mutual and American West Bancorp, where she also served as Chief Financial Officer. She is a Certified Public Accountant and holds an undergraduate degree in Economics from Oregon State University and an MBA from the University of Washington.

Item 7.01	Regulation FD Disclosure
A copy of the press release issued by Washington Federal announcing the appointment of Mr. Beardall and Ms. Kelleher is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits:
99.1 Press release dated March 25, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2014	WASHINGTON FEDERAL, INC.

	By:	/s/ DIANE L. KELLEHER
Diane L. Kelleher
Senior Vice President and Chief Financial Officer

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